EXHIBIT 99.2






Immediate                                 28 September, 1995



               HOUSTON INDUSTRIES INCORPORATED

             CENTRAL AND SOUTH WEST CORPORATION

              RECOMMENDED CASH OFFER FOR NORWEB


Summary of Offer

The boards of Houston Industries Energy, Inc. (a subsidiary of Houston Industries Incorporated ("Houston")), CSW International, Inc. (a subsidiary of Central and South West Corporation ("CSW")), and NORWEB plc ("NORWEB") announce that they have agreed a recommended cash offer (the "Offer") for the whole of the issued share capital of NORWEB. The Offer will be made by J.P. Morgan and CS First Boston on behalf of Texas Energy Partners plc, a company jointly owned by Houston and CSW. Cazenove & Co. are brokers to the Offer.

The Offer:

 * Values each NORWEB Share at 1050p, comprising 850p in cash and a Special Dividend of 200p (net);

 * Allows certain shareholders to reclaim the tax credit relating to the Special Dividend of 200p (net) per NORWEB
   Share, implying a total gross value for such shareholders of 1100p per NORWEB Share;

 *     Values  the  share capital of NORWEB at approximately
   1.7 billion pounds (inclusive of the Special Dividend);

 *    Values NORWEB at 11.0 times earnings for the year ended
   31 March, 1995 exclusive of the tax credit relating to the Special Dividend and at 11.5 times earnings including the tax credit;

 * Represents a premium of 51.5 per cent. over the closing middle market price of a NORWEB Share on 21 June, 1995, the day on which NORWEB published its preliminary results for the year ended 31 March, 1995; and

 * Represents a premium of 75p over North West Water's full cash alternative of 975p per NORWEB Share announced on 8 September, 1995, exclusive of the tax credit relating to the Special Dividend, and a premium of 125p including the tax credit.

The   Board  of  NORWEB  has  recommended  the  Offer  after
consideration of all the relevant issues, including the following:

                           1


 * The Offer, together with the Special Dividend, significantly exceeds the value of the full cash alternative offered by North West Water;

 * From its contacts with Houston and CSW, the Board has derived great comfort that the prospects for the business of NORWEB under their ownership will be enhanced. Houston and CSW have stated that they will support and reinforce NORWEB's position as a flagship utility, managed from the North West, with a focus on customer service and value;

 * Houston and CSW will be able to assist NORWEB in the development of related businesses, such as international power generation and gas supply, and in the encouragement of investment in the North West;

 *     The  value of the share element of North West Water's
   offer may be adversely affected by:

     * Any shortfall in the scale or timing of the delivery of synergy benefits claimed by North West Water, or the magnitude of the costs involved in achieving them;

     * Any inability by North West Water to retain such synergy benefits solely for the benefit of North West
      Water's shareholders during the period envisaged by it;

     * Changes to the regulatory environment for electricity and water utilities; and

     *    The perception of the financial risks associated with a
      1.6 billion pounds diversification into an activity in which North West Water has no direct experience, against the background of its own current and future cash commitments.

Houston Industries Energy, Inc. is responsible for Houston's electricity industry investments outside the territory served by Houston Lighting & Power Company, a subsidiary of Houston which generates, transmits and distributes electricity for 1.5 million customers on the Gulf Coast of Texas and which is the ninth largest electric utility in the US. Houston and its predecessor companies have been in the electric utility business since 1882. Houston has a market equity capitalisation of approximately $5.5 billion.

CSW International, Inc., which was formed to own, operate and manage electricity industry investments outside the United States, is one of the four subsidiaries within the CSW Enterprises business unit of CSW. CSW, headquartered in Dallas, is a public utility holding company which owns four electric utility operating subsidiaries providing electricity services to approximately 1.7 million customers in a widely diversified area covering 152,000 square miles in the states of Texas, Oklahoma, Louisiana and Arkansas. This area is the second-largest served by any electric utility system in the United States. CSW has a market equity capitalisation of approximately $4.9 billion.

Houston and CSW are co-participants in a large generating plant in the United States and have co-operated in other ventures. Both companies believe that their combined financial strength and similar management philosophies will create an ideal platform for the development of NORWEB's domestic and international activities.

Commenting  on  the  Offer, Lee Hogan, President  and  Chief
Operating Officer of Houston Industries Energy, Inc. said:

   "We believe that the UK is an attractive country for Houston and CSW to expand into and that NORWEB represents a good investment opportunity. The UK economy is performing well, the Government has done much to encourage inward investment, and we are confident that it is an appropriate location for us to make a commitment of this magnitude. We intend to make full

                           2

   use of our combined experience in the US to assist in attracting further new investment into NORWEB's service territory."

   "We are delighted that the Board of NORWEB has agreed  to
   recommend   our  Offer,  and  we  will  be   urging   all
   shareholders to accept without delay."

Tom  Shockley, President and Chief Executive Officer of  CSW
Enterprises, said:

   "We are convinced that Houston's and CSW's proven experience in managing electric utilities in the private sector for more than 100 years means that we can bring the benefits of our experience to NORWEB's customers. In addition, the Offer complements the corporate strategies of all the companies involved. We are proud of the working relationship that we have with our employees and the contribution that we make to the communities which we serve. We believe that our experience in these areas will be of benefit to NORWEB's business and customers."

Ken Harvey, Chairman and Chief Executive of NORWEB, said:

   "We welcome the benefits for both shareholders and customers which will arise from the proposed acquisition. We believe that Houston and CSW represent ideal partners for NORWEB. The cash Offer significantly exceeds the full cash alternative put forward by North West Water. The Board of NORWEB considers that the terms of this Offer are fair and reasonable and in the best interests of NORWEB shareholders, and have been so advised by NatWest Markets. Accordingly, the directors will unanimously recommend all NORWEB shareholders to accept this Offer and to reject the unsolicited offer from North West Water, as they intend to do in respect of their own NORWEB Shares."

This summary should be read in conjunction with the attached announcement.

There  will  be  a  presentation to  analysts  at  the  City
Presentation  Centre,  4  Chiswell  Street,  London  EC1  at
10.30 a.m. on 28 September, 1995.








                           3

Press enquiries:

HI Energy                Lee Hogan           0171 404 5959
                                             001 713 220 5595

CSW  Enterprises         Tom Shockley        0171 404 5959
                                             001 214 777 1000

J.P.  Morgan             Roderick Peacock    0171 600 2300
                         Roger Wood

CS  First Boston         Stephen Hester      0171 516 1858
                         Colin Taylor

Brunswick                Lucas van Praag     0171 404 5959
                         John Sunnucks

NORWEB                   Ken Harvey          0171 375 6151 (today)
                                             0161 873 8000 (thereafter)

NatWest Markets          David Barclay       0171 375 6151


J.P. Morgan, which is regulated by The Securities and Futures Authority, is acting for Houston and jointly acting for Texas Energy Partners plc and no one else in connection with the Offer and will not be responsible to anyone other than Houston or Texas Energy Partners plc for providing the protections afforded to customers of J.P. Morgan or for giving advice in relation to the Offer.

CS   First  Boston  Limited,  which  is  regulated  by   The
Securities and Futures Authority, is acting for CSW and jointly acting for Texas Energy Partners plc and no one else in connection with the Offer and will not be responsible to anyone other than CSW or Texas Energy Partners plc for providing the protections afforded to customers of CS First Boston Limited or for giving advice in relation to the Offer.

NatWest Markets, which is regulated by The Securities and Futures Authority, is acting for NORWEB and no one else in connection with the Offer and will not be responsible to anyone other than NORWEB for providing the protections afforded to customers of NatWest Markets or for giving advice in relation to the Offer.









                           4



Immediate                                28 September, 1995



               HOUSTON INDUSTRIES INCORPORATED

             CENTRAL AND SOUTH WEST CORPORATION

              RECOMMENDED CASH OFFER FOR NORWEB


Introduction

The Boards of Houston Industries Energy, Inc. (a subsidiary of Houston Industries Incorporated ("Houston")), CSW International, Inc. (a subsidiary of Central and South West Corporation ("CSW")), and NORWEB plc ("NORWEB") announce that agreement has been reached on the terms of a recommended cash offer (the "Offer") to acquire the whole of the issued share capital of NORWEB. The Offer will be made by J.P. Morgan and CS First Boston on behalf of Texas Energy Partners plc (the "Offeror"), a company jointly owned by Houston and CSW.

Houston, CSW and NORWEB have also agreed that NORWEB will pay its shareholders a Special Dividend as soon as practicable after the Offer becomes wholly unconditional. The Offer plus the net amount of the Special Dividend values the whole of the share capital of NORWEB at approximately
1.7 billion pounds, assuming  the  exercise  in  full of all outstanding options, and each NORWEB Share at 1050p. In addition, certain NORWEB shareholders will be entitled to reclaim the tax credit relating to the Special Dividend, implying a gross value per NORWEB Share of 1100p.

The Board of NORWEB, which has been so advised by NatWest Markets, considers the terms of the Offer to be fair and reasonable and in the best interests of NORWEB shareholders. Accordingly, the directors of NORWEB will unanimously recommend all NORWEB shareholders to accept the Offer, as they intend to do in respect of their own NORWEB Shares.

Cazenove & Co. are brokers to the Offer.


The Offer

The Offer will be made on the following basis:

       *    For each NORWEB Share         850p in cash which,
                                          taken together with the
                                          Special Dividend of 200p
                                          (net), values each
                                          NORWEB Share at 1050p

The Offer will be subject to the conditions and on the terms set out in Appendix 1 and to be set out in the formal offer document.

                           5


The NORWEB Shares will be acquired by the Offeror fully paid and free from all liens, equities, charges, encumbrances and other interests and together with all rights now or hereafter attaching thereto, including without limitation the right to retain and receive all dividends and other distributions declared, made or paid hereafter except for the Special Dividend.

On the bases set out in Appendix 3:

   *    The Offer plus the net amount of the Special Dividend
     values the share capital of NORWEB at approximately  1.7
     billion pounds (assuming the exercise in full of all outstanding options);

   * The Offer, together with the Special Dividend, represents:

       * A premium of 51.5 per cent. over the closing price of a NORWEB Share on 21 June, 1995, the day on which NORWEB published its preliminary results for the year ended 31
         March, 1995; and

       * A premium of 75p over North West Water's full cash alternative of 975p per NORWEB Share announced on 8
         September, 1995, exclusive of the tax credit relating to the Special Dividend, and a premium of 125p including the tax credit.

Further details of the financial effects of acceptance of the Offer are set out in Appendix 2.

If the flotation of the National Grid is effected and NORWEB distributes shares in National Grid to NORWEB shareholders by reference to a date prior to the Special Dividend being paid, the amount per NORWEB Share under the Offer will be adjusted in the manner described under the paragraph headed "Information on National Grid" below.


Loan Note Alternative

Instead of some or all of the cash consideration which would otherwise be receivable by them under the Offer (but not in respect of the Special Dividend), NORWEB shareholders (other than certain overseas shareholders) who validly accept the Offer will be entitled to elect to receive loan notes to be issued by the Offeror on the following basis:

     * For every 1 pound of cash under the Offer 1 pound nominal of Loan Notes

The Loan Notes will be issued credited as fully paid in amounts and integral multiples of 1 pound nominal value and any fractional entitlements will be disregarded and not paid.

The Loan Notes will bear interest, payable twice yearly at the rate per annum calculated to be LIBOR less one per cent. Interest on the Loan Notes will be payable on 25 March and 2 October in each year (or, if not a business day in any year, on the following business day). Holders of the Loan Notes will have the right to redeem Loan Notes on 2 October, 1996 and on interest payment dates thereafter. Unless previously redeemed or purchased, the Loan Notes will be redeemed on 2 October, 2000. The Loan Notes will be unsecured and will not be guaranteed.

The Loan Notes will, subject to certain conditions, be transferable, but no application is intended to be made for the Loan Notes to be listed or dealt in on any stock exchange. J.P. Morgan and CS First Boston are of the opinion that, in current market conditions, the value of the Loan Notes would be not less than 98p per 1 pound of nominal value.


                           6

No Loan Notes will be issued unless valid elections for the Loan Note Alternative will result in the issue of at least 10 million pounds of Loan Notes, or such smaller amount as the Offeror may decide. In these circumstances, if the Loan Notes are not issued, NORWEB shareholders who elect for the Loan Note Alternative will receive cash in accordance with the basic terms of the Offer.

The Loan Notes will not be offered, sold or delivered, directly or indirectly, in or into the United States, Australia or Japan.

The Loan Note Alternative is conditional on the Offer becoming or being declared unconditional in all respects.


NORWEB American Depositary Shares and US dollar election

It is intended that arrangements will be made to enable holders of NORWEB ADSs to accept the Offer in respect of their holdings of NORWEB ADSs. In addition, NORWEB shareholders and holders of NORWEB ADSs validly accepting the Offer will be able to elect to receive US dollars instead of pounds sterling in respect of the cash consideration due under the Offer (but not in respect of the Special Dividend). Holders of NORWEB ADSs who are US persons will not be entitled to receive the Loan Note Alternative.

The Offer values each NORWEB ADS at 31.50 pounds inclusive of the Special Dividend. For illustrative purposes only, assuming an exchange rate of 1 pound = $1.5722 (the prevailing rate at 12 noon New York City time on 27 September, 1995, the day prior to announcement of the Offer), the Offer values each NORWEB ADS at approximately $49.50 inclusive of the Special Dividend.


The Special Dividend

As soon as practicable after the Offer becomes wholly unconditional, NORWEB will pay a Special Dividend of 200p
(net) per NORWEB Share to NORWEB shareholders on the register at the close of business on a date which will be specified in the offer document and which will be after the date on which the offer document is despatched.

Application  will  be made by NORWEB for a  clearance  under
Section 703 Income and Corporation Taxes Act 1988 in relation to the Special Dividend. Neither the Offer nor the Special Dividend will be conditional on such clearance being obtained and such clearance may not extend to shareholdings acquired after 27 September, 1995 (the last dealing day prior to the date of this announcement).

If the flotation of the National Grid is effected and NORWEB distributes shares in National Grid to NORWEB shareholders by reference to a date prior to the Special Dividend being paid, the amount per NORWEB Share under the Offer will be adjusted in the manner described under the paragraph headed "Information on National Grid" below.


Background to the Offer

On 8 September, 1995 North West Water announced its unsolicited offer for NORWEB. The Board of NORWEB urged shareholders to take no action and announced that it was in discussions with other parties. The Board of NORWEB has been pursuing such discussions with Houston and CSW. Following the satisfactory conclusion of these discussions, the Board of NORWEB has unanimously recommended the Offer from Houston and CSW.


                           7

The Board of NORWEB has made its recommendation after consideration of all the relevant issues, including the following:

 * The Offer, together with the Special Dividend, significantly exceeds the value of the full cash alternative offered by North West Water;

 * From its contacts with Houston and CSW, the Board has derived great comfort that the prospects for the business of NORWEB under their ownership will be enhanced. Houston and CSW have stated that they will support and reinforce NORWEB's position as a flagship utility, managed from the North West, with a focus on customer service and value;

 * Houston and CSW will be able to assist NORWEB in the development of related businesses, such as international power generation and gas supply, and in the encouragement of investment in the North West;

 *     The  value of the share element of North West Water's
   offer may be adversely affected by:

     * Any shortfall in the scale or timing of the delivery of synergy benefits claimed by North West Water, or the magnitude of the costs involved in achieving them;

     * Any inability by North West Water to retain such synergy benefits solely for the benefit of North West
      Water's shareholders during the period envisaged by it;

     * Changes to the regulatory environment for electricity and water utilities; and

     *    The perception of the financial risks associated with a
      1.6 billion pounds diversification into an activity in which North West Water has no direct experience, against the background of its own current and future cash commitments.

Both Houston and CSW have for some years been active in examining opportunities for investing in international electric utilities. The acquisition of NORWEB offers both Houston and CSW the opportunity to develop a significant earnings stream outside their core US service territories.




                           8

Houston and CSW are co-participants in a large generating plant in the United States and have co-operated in other ventures. Both companies believe that their combined financial strength and similar management philosophies will create an ideal platform for the development of NORWEB's domestic and international activities.

Houston and CSW expect that the utility operations of NORWEB will benefit significantly from the sharing of technical knowledge and best practices. The experiences of NORWEB should also be of benefit to the utility operations of Houston and CSW. All three organisations have proven operational capabilities, and place great value on providing reliable service at the lowest price consistent with sound business practice and regulatory requirements. Houston and CSW also intend to make full use of their combined experience in the US to assist in attracting further new investment into NORWEB's service territory.


Regulation

The Offer gives rise to a merger situation qualifying for investigation within the meaning of the Fair Trading Act 1973. It is therefore conditional on an announcement being made indicating, in terms satisfactory to the Offeror, that it is not the intention of the Secretary of State to refer the Offer, or any matters arising therefrom or relating thereto, to the Monopolies and Mergers Commission. In that connection, Houston, CSW and NORWEB will be making submissions to the Director General of Fair Trading and the DGES.

NORWEB is the holder of licences issued under the Electricity Act 1989. These licences do not contain change of control provisions. It is, however, open to the DGES to seek modification of these licences at any time by agreement with the licensee or, in the absence of agreement, following a reference to the Monopolies and Mergers Commission under the Electricity Act 1989. The Offer will be conditional on indications being given by the DGES that it is not his intention to seek modifications to such licences held by NORWEB and on NORWEB not agreeing to any modification, except in either case on terms satisfactory to the Offeror, and also on the DGES not seeking undertakings from any member of the Offeror Group or the NORWEB Group except on terms satisfactory to the Offeror. In this connection, Houston, CSW and NORWEB will be notifying the DGES of the Offer.


Employees

Houston and CSW have given assurances to the Board of NORWEB that the existing employment rights, including existing pension rights, of all NORWEB employees, and the existing pension rights of pensioners and deferred pensioners of the NORWEB Group, will be fully safeguarded.


NORWEB Share Option Schemes

The Offer will extend to any shares in NORWEB allotted or issued prior to the date on which the Offer closes (or such earlier date, not being earlier than the date on which the Offer becomes unconditional as to acceptances or, if later, the first closing date of the Offer, as the Offeror may determine) as a result of the exercise of options granted under the NORWEB Share Option Schemes. Appropriate proposals will be made to optionholders under the NORWEB Share Option Schemes in due course. It is intended to provide an element of compensation for the optionholders under the NORWEB Sharesave Scheme who are due to complete their savings plans in 1996, to the extent that they do not do so.



                           9

Information on the Offeror

The Offeror has been formed in order to implement the Offer on behalf of Houston and CSW. The Offeror is owned 50 per cent. by a subsidiary of Houston and 50 per cent. by a subsidiary of CSW.


Information on Houston and CSW

Houston

HI Energy is responsible for Houston's electric industry investments outside the territory served by HL&P and is engaged in both domestic US and international electricity markets. It has an ownership and operating position in two distribution systems in Argentina, one serving 250,000 customers in La Plata, the provincial capital of Buenos Aires Province, and the other serving approximately 100,000 customers in the large rural province of Santiago del Estero. HI Energy is participating in two waste-to-energy power plants in Illinois; in the construction and operation of a cogeneration plant at a steel mill in Argentina; and in the construction and operation of a petroleum coke calcining plant in India, which will sell excess electricity to local industries. HI Energy also has a concession to construct a coal power plant in India and is providing operations and maintenance services for a Shell Oil Company cogeneration facility at a petrochemical plant near Houston, Texas. HI Energy will be responsible for managing Houston's investment in NORWEB.

Houston  is  a  holding  company involved  in  the  electric utility business in the US and international markets. It has two principal subsidiaries: HL&P and HI Energy. In the year ended 31 December, 1994, Houston reported consolidated net income of $399.3 million on revenues from continuing operations of $3,746.1 million. Earnings per share were $3.25 and dividends per share were $3.00. Total assets as of 31 December, 1994, restated for the sale of KBLCOM, Houston's former cable television subsidiary, were approximately $11.4 billion.

Houston was formed in 1976 as a holding company for HL&P to enable Houston to enter into diversified US and international businesses. Houston and its predecessor companies have been in the electric utility business since 1882. Houston's common stock is quoted on the New York and Chicago Stock Exchanges, and on SEAQ International in London. Houston has a market equity capitalisation of approximately $5.5 billion.

HL&P generates, transmits and distributes electricity for more than 1.5 million customers on the Gulf Coast of Texas. It has a service area of approximately 5,000 square miles, including Houston, the fourth largest city in the US. HL&P is the ninth largest electric utility in the US in terms of kilowatt hour sales. As of 31 December, 1994, HL&P owned plant with an installed net generating capability of 13,666 MW. Sales for the year ended 31 December, 1994 were approximately 61.3 billion kWh.

Houston was formerly involved in the ownership and operation of cable television systems in the US. In order to focus on its electric businesses, Houston recently sold its cable television operations to Time Warner for a purchase price of approximately $2.4 billion.

As of 20 September, 1995, the Houston Group had 9,206 full-time employees.


CSW

CSW is a public utility holding company which owns four electric operating subsidiaries: Central Power and Light Company, Public Service Company of Oklahoma, Southwestern Electric Power Company and West Texas Utilities Company. In the year ended 31 December, 1994, CSW reported consolidated



                           10

net  income  of $412 million on revenues of $3,623  million.
Earnings  per share were $2.08 and dividends per share  were
$1.70.    Total  assets  as  of  31  December,   1994   were
approximately $10.9 billion.

CSW was incorporated as a holding company in 1925. CSW's subsidiary companies have been in the electric utility business since 1888. CSW is quoted on the New York and Chicago Stock Exchanges and has a market capitalisation of approximately $4.9 billion.

The four electric utility subsidiaries of CSW generate, transmit and distribute electricity for approximately 1.7 million customers in the states of Texas, Oklahoma, Louisiana and Arkansas. They cover a service area of approximately 152,000 square miles, which is the second-largest area served by any electric utility system in the United States. CSW is one of the 15 largest electric utility companies in the United States in terms of kilowatt hour sales. As of 31 December, 1994, CSW owned plant with a generating capacity of 13,620 MW. Sales for the year ended 31 December, 1994 were approximately 57.3 billion kWh.

CSW Enterprises is a business unit of CSW which includes the following companies:

Transok, Inc., CSW's largest non-utility subsidiary, is a fully integrated natural gas gathering, transmission, processing, storage and marketing company which transports natural gas for and sells natural gas to CSW electric operating subsidiaries as well as to non-affiliates; and

CSW Energy, Inc. is responsible for the development and operation of non-utility power projects in the United States. CSW Energy currently has four projects in operation in the US domestic independent power and cogeneration market, and continues actively to pursue other domestic development opportunities.

CSW  International, Inc. is actively engaged in the  pursuit of  electricity  industry  investments  outside  the  United
States.   A  subsidiary  of  CSW International  holds  CSW's
interest in the Offeror.

CSW has recently formed CSW Communications, Inc. to expand services to its customers through fibre optics and other telecommunication technologies in addition to operating
CSW's own telecommunications networks.

As of 31 December, 1994, the CSW Group had 8,055 full-time employees.


Information on NORWEB

NORWEB is one of the twelve RECs which came into existence as a result of the restructuring and subsequent flotation of the electricity industry in 1990. Its main business is the distribution and supply of electricity to the North West of England, including Manchester, the Lake District and part of the Pennines. NORWEB is also involved in certain non-regulated activities, including generation, electrical retailing, gas supply, electrical contracting and telecoms.

NORWEB's electricity business is subject to the regulatory licensing regime established by the Electricity Act 1989.

In the year ended 31 March, 1995, NORWEB reported a consolidated profit before tax of 205.4 million pounds on turnover of 1,510.6 million pounds. Earnings per share were 95.3p and net dividends per share amounted to 28.4p.



                           11

Information on National Grid

NORWEB owns approximately 8.2 per cent. of NGH. NGH is the holding company of The National Grid Company plc which operates the electrical transmission system in England and Wales and the interconnection assets which link the national grid with the transmission systems in Scotland and France. As the controller of the national grid and sole holder of a transmission licence, The National Grid Company plc has an effective monopoly over the transmission of electricity at high voltage in England and Wales.

For the year ended 31 March, 1995, The National Grid Company plc reported a consolidated profit before tax of 611 million pounds on turnover of 1,428 million pounds. Net dividends for the year amounted to 162 million pounds.

If the flotation of the National Grid is effected and NORWEB distributes shares in National Grid to NORWEB shareholders by reference to a date prior to the Special Dividend being paid, the Panel has agreed in principle that the Special Dividend and the Offer will be adjusted to take account of the value NORWEB shareholders receive in the distribution calculated by reference to the value of National Grid. The Special Dividend will be reduced by up to 100p (net) per NORWEB Share and the cash consideration per NORWEB Share under the Offer will be reduced by up to 71p. In that event NORWEB shareholders will be entitled to retain the shares in National Grid distributed to them.


Disclosure of interests in NORWEB

Neither Houston nor CSW, nor any of the directors of Houston or CSW, nor, so far as Houston and CSW are aware, any party acting in concert with Houston or CSW, owns or controls any NORWEB Shares or holds any options to purchase NORWEB Shares. In the interests of secrecy, Houston and CSW have not made any enquiries in this respect of certain parties who may be deemed by the Panel to be acting in concert with it for the purposes of the Offer.

Houston and CSW have entered into an agreement regulating the conduct of the Offer. This agreement requires Houston, CSW and certain of their associates not to acquire NORWEB Shares without the prior approval of Houston and CSW, except NORWEB Shares acquired by the Offeror pursuant to the Offer.


Offer documentation

J.P. Morgan and CS First Boston, on behalf of the Offeror, will despatch the formal offer documents in due course.








                           12

                         Appendix 1

Conditions and certain further terms of the Offer and the Alternatives

The   Offer  will  comply  with  the  applicable  rules  and
regulations  of the London Stock Exchange and the  Code  and
the   rules  and  regulations  promulgated  under   the   US
Securities Exchange Act of 1934 (as amended).

Part A:  Conditions of the Offer

The Offer will be subject to the following conditions:

(A) Valid acceptances being received (and not, where permitted, withdrawn) by, at the latest, 3.00 p.m. (London time) on the first closing date of the Offer (or such later time(s) and/or date(s) as the Offeror may, subject to the rules of the Code, decide), in respect of not less than 90 per cent. in nominal value (or such lesser percentage as the Offeror may decide) of the NORWEB Shares to which the Offer relates, provided that this condition shall not be satisfied unless the Offeror shall have acquired or agreed to acquire, pursuant to the Offer or otherwise, shares in NORWEB carrying in aggregate more than 50 per cent. of the voting rights normally exercisable at general meetings of NORWEB. For the purposes of this condition:

     (i) the expression "NORWEB Shares to which the Offer relates" shall mean the aggregate of (a) the NORWEB Shares which have been unconditionally allotted or issued on or before the date of the Offer and (b) the NORWEB Shares unconditionally allotted or issued after the date of the Offer but on or before the date on which the Offer becomes or is declared unconditional as to acceptances but excluding NORWEB Shares which at the date of the Offer are held by the Offeror and/or its associates (within the meaning of Section 430E of the Companies Act 1985) or which, at such date, the Offeror and/or its associates have (otherwise than under such a contract as is described in
          Section   428(5)  of  the  Companies   Act   1985)
          contracted to acquire; and

     (ii) shares which have been unconditionally allotted shall be deemed to carry the voting rights which they will carry on issue;

(B) An announcement being made by the UK Office of Fair Trading indicating in terms satisfactory to the Offeror that it is not the intention of the Secretary of State for Trade and Industry to refer the proposed acquisition of NORWEB by the Offeror, or any matter arising therefrom, to the Monopolies and Mergers Commission;

(C)  The  Public  Utility  Commission of  Texas  not  having revised or withdrawn its certification to the US Securities and Exchange Commission, for the purpose of Houston's exemption from regulation under the US Public Utility Holding Company Act of 1935 (as amended), that it has the authority and resources to protect the ratepayers of HL&P from any adverse consequences of any member of the Houston Group's investment in foreign utilities and that it intends to exercise that authority;

(D) The Director General of Electricity Supply indicating in terms satisfactory to the Offeror that:

     (i) with the exception of the proposed modifications announced by him on 6 July, 1995, it is not his intention to seek any modification to one or more of the licences held by NORWEB under the Electricity Act 1989 and NORWEB not agreeing to any such modification except, in either case, on terms satisfactory to the Offeror; and



                           13

     (ii) he will give such consents and/or directions (if any) and seek such modifications (if any) as are necessary or appropriate with respect to such licences in connection with the Offer or the acquisition by the Offeror of NORWEB Shares in each case on terms satisfactory to the Offeror;

(E) The Director General of Electricity Supply not seeking undertakings or assurances from any member of the Offeror Group or any member of the NORWEB Group except on terms satisfactory to the Offeror;

(F) NORWEB's consent (announced by it on 28 July, 1995) to the modifications to the licence held by it under the Electricity Act 1989 proposed by the Director General of Electricity Supply on 6 July, 1995 remaining in full force and effect;

(G) No government or governmental, quasi-governmental, supranational, statutory or regulatory body or trade agency, professional body, association, institution or environmental body, or any court or other body in any jurisdiction having instituted or threatened and there not continuing to be outstanding any action, proceedings, suit, investigation or enquiry, or having enacted, made or proposed any statute, regulation or order that would or might reasonably be expected to:

     (i) make the Offer or the acquisition of any NORWEB Shares, or the acquisition of control of NORWEB by the Offeror Group, void, unenforceable or illegal or directly or indirectly restrict, prohibit, delay or otherwise adversely interfere with the implementation of, or impose additional adverse conditions or obligations with respect to, or otherwise challenge, the Offer or the acquisition of any NORWEB Shares, or the acquisition of control of NORWEB by the Offeror Group;

     (ii) require or prevent a divestiture by any member of the Offeror Group of any NORWEB Shares;

    (iii) require or prevent the divestiture by any member of the Offeror Group or by any member of the NORWEB Group of all or any part of their respective businesses, assets or properties or impose any limitation on the ability of any of them to conduct their respective businesses or to own any of their respective assets or properties;

     (iv) impose any limitations on the ability of the Offeror Group to acquire or hold or to exercise effectively, directly or indirectly, all or any rights of ownership of NORWEB Shares or the equivalent in any member of the NORWEB Group or to exercise management control over any such member;

     (v) require any member of the Offeror Group or any member of the NORWEB Group to offer to acquire any shares in any member of the NORWEB Group owned by any third party;

     (vi) affect adversely the business of any member of the Offeror Group or any member of the NORWEB Group to an extent which is material in the context of the NORWEB Group; or

    (vii) otherwise adversely affect the financial position of the NORWEB Group,

     and all applicable waiting periods during which any such government, public body, agency or court could institute any such action, proceedings, suit, investigation or enquiry having expired or been terminated;



                           14

(H) All necessary filings having been made in connection with the Offer and all required authorisations, orders, grants, recognitions, confirmations, consents, clearances, licences, permissions, exemptions and approvals (including, without limitation, any clearance required under the United States Public Utility Holding Company Act of 1935 (as amended) and the Public Utility Regulatory Act of the State of Texas) necessary or appropriate for or in respect of the Offer (including, without limitation, its implementation and financing (which term includes, without limitation, any borrowing of any moneys, the entry into any underwriting agreement, the giving of any guarantee or security and the investment of the proceeds thereof or any other moneys by any member of the Houston Group or the CSW Group in the Offeror and the Offeror's investment in NORWEB Shares)) or the proposed acquisition of any shares in, or control of, NORWEB by the Offeror Group being obtained on terms and in a form reasonably satisfactory to the Offeror from appropriate governments, governmental, quasi-governmental, supranational, statutory or regulatory bodies, trade agencies, professional bodies, associations, institutions, environmental bodies and courts (including, without limitation, the US Securities and Exchange Commission and the Public Utilities Commission of State of Texas), and such authorisations, orders, grants, recognitions, confirmations, consents, clearances, licences, permissions, exemptions and approvals remaining in full force and effect at the time at which the Offer becomes otherwise unconditional in all respects and no notice of any intention to revoke, suspend, restrict, modify or not renew any of the same having been received and all necessary filings having been made and all appropriate waiting periods under any applicable legislation and regulations in any jurisdiction having expired or been terminated, in each case as may be necessary in connection with the Offer under the laws or regulations of any jurisdiction and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(I) There being no provision of any agreement, arrangement, licence or other instrument to which any member of the NORWEB Group or any partnership or company in which any member of the NORWEB Group has a substantial interest (being a direct or indirect interest in 20 per cent or more of the voting equity capital thereof (an "associate")) is a party or by or to which any such member or associate or any of their assets may be bound or be subject which, as a result of the acquisition by the Offeror Group of the NORWEB Shares or any of them, or the acquisition of control of NORWEB by the Offeror Group will, could or might reasonably be expected to result in:

     (i) any moneys borrowed by, or any other indebtedness (actual or contingent) of, any such member or associate becoming repayable or capable of being declared repayable immediately or earlier than the repayment date stated in such arrangement, agreement, licence or other instrument or the ability of any such member or associate to borrow a material amount of money or incur any material indebtedness being withdrawn or inhibited;

     (ii) any such arrangement, licence or other instrument being terminated or materially and adversely modified or any onerous obligation arising or any adverse action being taken or arising thereunder;

     (iii) the interest or business of any such member or associate in or with any other person, firm or company (or any arrangements relating to such interests or business) being adversely affected;

     (iv) any assets of any such member or associate being or falling to be disposed of or charged otherwise than in the ordinary course of business;

     (v) the creation of any mortgage, charge or other security over the whole or any part of the business, property or assets of any such member or associate, or any such security (wherever arising or having arisen) becoming enforceable; or



                           15

     (vi) the respective financial or trading prospects of any such member or associate being adversely affected;

(J) No member of the NORWEB Group having since 31 March, 1995 (save as disclosed in the annual report and accounts of NORWEB for the year ended 31 March, 1995) or otherwise announced on or before 27 September 1995 on the London Stock Exchange (such information being "publicly announced"):

     (i) (save as between NORWEB and wholly-owned subsidiaries of NORWEB or upon the exercise of rights to subscribe for NORWEB Shares pursuant to the exercise of options granted under any of the NORWEB Share Option Schemes) issued or authorised or proposed the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities or redeemed, purchased or reduced any part of its share capital;

     (ii) declared, paid or made or proposed to declare, pay or make any bonus, dividend or other distribution in respect of the share capital of NORWEB save for the Special Dividend;

     (iii) authorised or proposed or announced an intention to propose any merger or demerger or acquisition or disposal of assets or shares
          (otherwise   than  in  the  ordinary   course   of
          business);

     (iv) authorised or proposed or announced its intention to propose any change in its share or loan capital;

     (v) announced any proposal to purchase any of its own shares or purchased any such shares;

     (vi) issued or proposed the issue of any debentures or (save in the ordinary course of business) incurred any indebtedness or contingent liability which is material in the context of the NORWEB Group as a whole;

    (vii) entered into any contract or commitment (whether in respect of capital expenditure or otherwise) which is of a long term or unusual nature or which involves or could involve an obligation of a nature or magnitude which is material in the context of the NORWEB Group as a whole;

   (viii) entered into or varied the terms of any service agreement with any of the directors of NORWEB other than in the ordinary course of business;

     (ix) disposed of or transferred, mortgaged or encumbered any assets or any right, title or interest in any assets or entered into any contract, transaction, reconstruction or arrangement otherwise than in the ordinary course of business;

     (x) waived or compromised any claim other than in the ordinary course of business;

     (xi) proposed any voluntary winding up; or

    (xii) entered into any contract, commitment or agreement with respect to any of the transactions or events referred to in this paragraph;

(K) Since 31 March, 1995, and save as disclosed in the annual report and accounts of NORWEB for the year ended
     31 March, 1995 or save as publicly announced on or before 27 September 1995:



                           16

     (i) no adverse change in the business, financial or trading position or profits or assets or prospects of the NORWEB Group having occurred; and

     (ii) no contingent liability having arisen which would or might reasonably affect any member of the NORWEB Group;

(L) Since 31 March, 1995, and save as disclosed in the annual report and accounts of NORWEB for the year ended 31 March, 1995 or save as publicly announced on or before 27 September 1995, no arbitration proceedings, prosecution or other legal proceedings having been instituted or threatened by or against or remaining outstanding against any member of the NORWEB Group (whether as plaintiff or defendant or otherwise), which, in any case, is or are adverse to and material in the context of the NORWEB Group taken as a whole;

(M)  The Offeror not having discovered that:

     (i) any financial or business information concerning the NORWEB Group which has been publicly announced at any time by any member of the NORWEB Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not materially misleading and which was not, if material, corrected by subsequent public announcement made on or before 27 September 1995; or

     (ii) any partnership or company in which any member of the NORWEB Group has a significant economic interest and which is not a subsidiary of NORWEB is subject to any liability, contingent or otherwise, which is not disclosed in the annual report and accounts of NORWEB for the year ended 31 March, 1995 or publicly announced, such liability being material in the context of the NORWEB Group taken as a whole; and

(N) In relation to any release, emission, disposal or other fact or circumstance which causes or might cause pollution of the environment or harm to human health, no past or present member of the NORWEB Group having, in any manner which is material in the context of the NORWEB Group:

     (i) committed any violation of any laws, statutes, ordinances, regulations of any government or governmental, quasi-governmental, supranational, statutory, regulatory or environmental body, or any court or other body in any jurisdiction; or

     (ii) incurred   any   liability  (whether   actual   or
          contingent) to any of the foregoing.

The Offeror reserves the right to waive, in whole or in part, all or any of the above conditions apart from condition (A). The Offer will lapse unless all the above conditions have been fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by the Offeror in its reasonable opinion to be or remain satisfied, by no later than 21 days after the later of the first closing date of the Offer and the date on which the Offer becomes or is declared unconditional as to acceptances or such later date as the Panel may agree. The Offeror will be obliged to waive or treat as fulfilled conditions (I) to (N) inclusive if and when the Offer becomes or is declared unconditional as to acceptances provided that, at such time, no circumstances have arisen and no event has occurred which breaches any such conditions or which causes any of such conditions to be incapable of fulfilment but, subject thereto, the Offeror shall be under no obligation to waive or treat as fulfilled any of the conditions (B) to (N) inclusive by a date earlier than the latest date specified above for the fulfilment thereof notwithstanding that the other conditions of the Offer may at such earlier date have been fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may have been breached or may not be capable of fulfilment.

The Offer will lapse if the acquisition of NORWEB by the Offeror is referred to the Monopolies and Mergers Commission before 3.00 p.m. (London time), 10.00 a.m. (New York City time) on the first closing date of the Offer or, if later,


                           17

the date on which the Offer becomes unconditional as to acceptances, and if the Offer so lapses the Offer will cease to be capable of further acceptance and the Offeror and accepting NORWEB shareholders will cease to be bound by forms of acceptance submitted before the time when the Offer lapses.

If the Offeror is required by the Panel to make an offer for NORWEB Shares under the provisions of Rule 9 of the Code, the Offeror may make such alterations to the above conditions as are necessary to comply with the provisions of that Rule.


Part B:   Certain further terms of the Offer

The Offer will not be made in Japan.

The Loan Notes to be issued pursuant to the Offer have not been and will not be registered under the United States Securities Act of 1933 (as amended) nor under any of the relevant securities laws of Australia or Japan. Accordingly, unless an exemption under such Act or relevant securities law is applicable, the Loan Notes may not be offered, sold or delivered, directly or indirectly, in or into the United States, Australia or Japan.

The Loan Note Alternative is conditional upon the Offer becoming wholly unconditional.




                           18

                         Appendix 2

Financial Effects of Acceptance

The following tables show, for illustrative purposes only and on the bases and assumptions set out in Appendix 3, the financial effects of acceptance of the Offer on value and income for an accepting holder of 10 NORWEB Shares, if the Offer becomes unconditional in all respects.

Increase in capital value


 Cash consideration                                    85.00 pounds

   Special Dividend (net)                              20.00 pounds

   Total                                              105.00 pounds

   Market value of 10 NORWEB Shares on 21 June, 1995   69.30 pounds

   Increase in capital value                           35.70 pounds

   Representing an increase of                          51.5%

Increase in gross income

   Gross income from re-investment of cash
     consideration                                     6.49 pounds

   Gross income from re-investment of Special
     Dividend                                          1.53 pounds

   Total                                               8.01 pounds

   Gross dividend income on 10 NORWEB Shares           3.55 pounds

   Increase in income                                  4.46 pounds

   Representing an increase of                        125.7%



                           19

                         Appendix 3

Bases and Sources

(i) The middle market price of a NORWEB Share on 21 June, 1995 is derived from the Daily Official List of the London Stock Exchange;

(ii) The value of the full cash alternative offered by North
     West Water for NORWEB is taken from the offer document published on 18 September, 1995;

(iii) The value of the whole of the fully diluted share capital of NORWEB is based upon 156,071,675 NORWEB Shares in issue on 8 September, 1995 and the 4,163,454 NORWEB ordinary shares which are the subject of options granted under the NORWEB Share Option Schemes;

(iv) The pounds/US dollar exchange rate prevailing at 12 noon
     New York City time on 27 September, 1995 is derived from
     Reuters page 1FEE;

(v) The cash consideration and the Special Dividend are each assumed to be re-invested so as to yield 7.63 per cent. gross per annum, being the yield on the FT
     Actuaries Medium Coupon Fixed Interest Index for securities up to five years maturity on 26 September, 1995;

(vi) The income from NORWEB Shares is based on the total annual dividend of 28.4p (net) per NORWEB Share paid in respect of the year ended 31 March, 1995, together with the associated tax credit of 20/80ths of that dividend;

(vii) Except where expressly stated, no account has been
     taken  of  the  tax  credit  relating  to  the  Special
     Dividend   which   may   be   reclaimed   by    certain
     shareholders;

(viii) No account has been taken of any liability to taxation or the treatment of fractions;

(ix) Unless otherwise stated, the information on Houston is extracted from Houston's 1994 Annual Report and its most recent Forms 10-K, 10-Q and 8-K filed with the US Securities and Exchange Commission or has been supplied by Houston;

(x) Unless otherwise stated, the information on CSW is extracted from CSW's 1994 Annual Report and its most recent Forms 10-K, 10-Q and 8-K filed with the US Securities and Exchange Commission or has been supplied by CSW;

(xi) Unless otherwise stated, the information on NORWEB is extracted from NORWEB's Annual Report and Accounts for the year ended 31 March, 1995 or has been supplied by NORWEB;

(xii) Numbers in Appendix 2 may not, owing to rounding, add up to the totals detailed therein.



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                         Appendix 4

Definitions



"Act"                     The Companies Act 1985 as amended
                          by The Companies Act 1989

"Code"                    The City Code on Takeovers and Mergers

"CS First Boston"         CS First Boston Limited, which is acting
                          as financial adviser to CSW and as joint financial adviser to the Offeror

"CSW"                     Central and South West Corporation

"CSW Group"               Central and South West Corporation and
                          its subsidiaries and subsidiary
                          undertakings

"DGES"                    The Director General of Electricity Supply

"Houston"                 Houston Industries Incorporated

"Houston Group"           Houston Industries Incorporated and its
                          subsidiaries and subsidiary undertakings

"HI Energy"               Houston Industries Energy, Inc.

"HL&P"                    Houston Lighting & Power Company

"J.P. Morgan"             Morgan Guaranty Trust Company of New
                          York, which is acting as financial
                          adviser to Houston and as joint
                          financial adviser to the Offeror

"LIBOR"                   the average (rounded down where
                          necessary to the nearest whole multiple
                          of one sixteenth of one per cent.) of
                          the respective rates per annum at which
                          any two London Clearing Banks selected
                          by the Offeror are prepared to offer six
                          months sterling deposits of  1,000,000
                          pounds to leading banks in the London
                          Inter-bank Market for sterling at or about
                          11.00  a.m. (London time) on the first
                          day of the relevant interest period or,
                          if such a day is not a business day, on
                          the next succeeding business day

"Loan Notes"              the loan notes of the Offeror to be
                          issued pursuant to the Loan Note
                          Alternative

"Loan Note Alternative"   the loan note alternative as
                          described in this announcement, by which holders of NORWEB Shares who validly accept the Offer elect to receive Loan
                          Notes instead of all or part of the cash consideration otherwise payable under the Offer

"NatWest  Markets"        NatWest Markets Corporate Finance
                          Limited

"NGH"                     The National Grid Holding plc



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"North West Water"        North West Water Group PLC

"NORWEB"                  NORWEB plc

"NORWEB ADSs"             American Depositary Shares of NORWEB
                          each representing three NORWEB Shares

"NORWEB Group"            NORWEB and its subsidiaries and
                          subsidiary undertakings

"NORWEB Share Option      the NORWEB Executive Share Option
                          Scheme and the NORWEB Schemes" Sharesave
                          Scheme

"NORWEB Shares"           the existing issued and fully paid
                          ordinary shares of 50p each in NORWEB
                          (including those ordinary shares
                          represented by NORWEB ADSs) and any
                          further such shares which are
                          unconditionally allotted or issued
                          before the date on which the Offer
                          closes (or such earlier date, not being earlier than the date on which the Offer becomes or is declared unconditional as to acceptances or, if later, the first closing date of the Offer, as the Offeror may decide)

"Offer" the offer set out in this document to be made by J.P. Morgan and CS First Boston on behalf of the Offeror to acquire the NORWEB Shares not already owned by the Offeror and, where the context admits, any subsequent revision, variation, extension or renewal thereof

"Offeror"                 Texas Energy Partners plc

"Offeror Group"           the Houston Group, the CSW Group and the
                          Offeror

"Panel"                   The Panel on Takeovers and Mergers

"RECs"                    the regional electricity companies
                          in England and Wales

"Special Dividend"        the proposed special dividend of 200p
                          (net) per NORWEB Share as referred to in this announcement

"UK"                      The United Kingdom

"United States" or "US"   The United States of America, its
                          territories and possessions, any state
                          of The United States of America and the
                          District of Columbia









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